Exhibit (h).(4).(z)

Execution Version

AMENDMENT TO SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment and Joinder (“Amendment”) dated May 19, 2023 (“Effective Date”) is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, Virtus Investment Trust and Virtus Strategy Trust, The Merger Fund®, The Merger Fund® VL, Virtus Event Opportunities Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among certain parties on February 24, 2014, December 10, 2015, July 27, 2016, April_, 2017, September 21, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 19, 2021, July 30, 2021, February 12, 2022, April 8, 2022 and September 15, 2022 for the purpose of amending the Agreement and/or adding or removing certain Funds.

B.	The Company, each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the sub-administration and accounting services set forth in the Agreement.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, Company, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund shall be considered to have a separate agreement with Company and BNY Mellon and hereby appoints BNY Mellon to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.
2.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Barbara Wentzel
Name:	Barbara Wentzel
Title:	Managing Director

VIRTUS FUND SERVICES LLC

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND, LTD.

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS EVENT OPPORTUNITIES TRUST

VIRTUS INVESTMENT TRUST

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS STRATEGY TRUST

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

THE MERGER FUND”
THE MERGER FUND® VL

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Authorized Signatory

ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Authorized Signatory

EXHIBIT B

THIS EXHIBIT B, dated May 19, 2023 is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the Funds and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLIOS

Virtus Alternative Solutions Trust

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Virtus AlphaSimplex Global Alternatives Fund

Virtus AlphaSimplex Managed Futures Strategy Fund

AlphaSimplex Managed Futures Strategy Cayman Fund Ltd.

AlphaSimplex Global Alternatives Cayman Fund Ltd.

VATS Offshore Fund. Ltd.

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus Equity Trust

Virtus KAR Capital Growth Fund*

Virtus KAR Equity Income Fund*

Virtus KAR Global Quality Dividend Fund*

Virtus KAR Mid-Cap Core Fund*

Virtus KAR Mid-Cap Growth Fund*

Virtus KAR Small-Cap Core Fund*

Virtus KAR Small-Cap Growth Fund*

Virtus KAR Small-Cap Value Fund*

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small Mid-Cap Growth Fund

Virtus KAR Small Mid-Cap Value Fund

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus SGA New Leaders Growth Fund

Virtus Tactical Allocation Fund*

Virtus Investment Trust

Virtus Emerging Markets Opportunities Fund (f/k/a Virtus AllianzGl Emerging Markets Opportunities Fund)

Virtus Income & Growth Fund (f/k/a Virtus AllianzGI Income & Growth Fund)

Virtus KAR Global Small-Cap Fund (f/k/a Virtus Global Small-Cap Fund; f/k/a Virtus AllianzGl

Global Small-Cap Fund)

Virtus KAR Health Sciences Fund (f/k/a Virtus Health Sciences Fund; f/k/a Virtus AllianzGl Health Sciences Fund)

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund

Virtus Silvant Focused Growth Fund (f/k/a Virtus Focused Growth Fund; f/k/a Virtus AllianzGl Focused Growth Fund)

Virtus Silvant Mid-Cap Growth Stock Fund (f/k/a Virtus Mid-Cap Growth Fund; f/k/a Virtus AllianzGl Mid-Cap Growth Fund)

Virtus Small-Cap Fund (f/k/a Virtus AllianzGl Small-Cap Fund)

Virtus Zevenbergen Technology Fund (f/k/a Virtus Technology Fund; f/k/a Virtus AllianzGl Technology Fund)

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund*

Virtus Duff & Phelps Global Real Estate Securities Fund*

Virtus Duff & Phelps International Real Estate Securities Fund*

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund*

Virtus FORT Trend Fund

Virtus KAR Developing Markets Fund

Virtus KAR Emerging Markets Small-Cap Fund*

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund*

Virtus Newfleet High Yield Fund*

Virtus Newfleet Low Duration Core Plus Bond Fund*

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

Virtus Newfleet Multi-Sector Short Term Bond Fund*

Virtus Newfleet Senior Floating Rate Fund*

Virtus Seix Tax-Exempt Bond Fund*

Virtus Stone Harbor Emerging Markets Bond Fund (f/k/a Virtus Stone Harbor Emerging Markets Corporate Debt Fund)

Virtus Stone Harbor Emerging Markets Debt Allocation Fund

Virtus Stone Harbor Emerging Markets Debt Fund Income (f/k/a Virtus Stone Harbor Emerging Markets Debt Fund)

Virtus Stone Harbor High Yield Bond Fund

Virtus Stone Harbor Local Markets Fund

Virtus Stone Harbor Strategic Income Fund

Virtus Vontobel Emerging Markets Opportunities Fund*

Virtus Vontobel Foreign Opportunities Fund*

Virtus Vontobel Global Opportunities Fund*

Virtus Vontobel Greater European Opportunities Fund*

Virtus Retirement Trust

None

Virtus Strategy Trust

Virtus Convertible Fund (f/k/a Virtus AllianzGl Convertible Fund)

Virtus Duff & Phelps Water Fund (f/k/a Virtus Water Fund; f/k/a Virtus AllianzGl Water Fund)

Virtus Global Allocation Fund (f/k/a Virtus AllianzGl Global Allocation Fund)

Virtus International Small-Cap Fund (f/k/a Virtus AllianzGl International Small-Cap Fund)

Virtus Newfleet Short Duration High Income Fund (f/k/a Virtus Short Duration High Income Fund; f/k/a Virtus AllianzGl Short Duration High Income Fund)

Virtus NFJ Emerging Markets Value Fund

Virtus NFJ Global Sustainability Fund (f/k/a Virtus Global Sustainability Fund; f/k/a Virtus AllianzGl Global Sustainability Fund)

Virtus Seix High Yield Bond Income (f/k/a Virtus High Yield Bond Fund; f/k/a Virtus AllianzGl High Yield Bond Fund)

Virtus Variable Insurance Trust

Virtus Duff & Phelps Real Estate Securities Series*

Virtus KAR Capital Growth Series*

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series*

Virtus KAR Small-Cap Value Series*

Virtus Newfleet Multi-Sector Intermediate Bond Series*

Virtus SGA International Growth Series*

Virtus Strategic Allocation Series*

The Merger Fund®

The Merger Fund®VL

Virtus Event Opportunities Trust

Virtus Westchester Credit Event Fund

Virtus Westchester Event-Driven Fund

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.